Exhibit 99.1

Investor/Media Contacts:

Scott M. Bier, Vice President, CFO

Sylvia J. Castle, Investor Relations

Aldila, Inc., (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA INC. TO MOVE ITS STOCK LISTING TO OTCQX

Poway, CA, January 19, 2010 — ALDILA, INC. (NASDAQ:GM:ALDA) (the “Company”) today announced that its Board of Directors unanimously approved a plan to voluntarily delist its common stock from the NASDAQ Stock Market (“NASDAQ”) and to move its common stock listing to OTCQX U.S. Premier (“OTCQX”) over-the-counter market, operated by Pink OTC Markets Inc.  The Board of Directors also approved the appointment of B. Riley & Co., LLC (“B. Riley”) as the Company’s designated advisor for disclosure, a requirement of the OTCQX.  The Company also intends to subsequently deregister its common stock with the SEC and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company expects that its shares will continue to trade under the “ALDA” ticker symbol (OTCQX: ALDA).

The move to list on the OTCQX is consistent with the Company’s ongoing efforts to reduce expenses and improve financial results.  The Company has worked hard to reduce its selling, general and administrative expenses (“SG&A”) and continues to focus its efforts to control costs.  Pink OTC Markets reports that small companies typically save $500,000 to $750,000 annually by moving their listing from a national exchange and deregistering under the Exchange Act.  Aldila anticipates realizing annual savings at the low end of this range.  The Company also expects that this change will free up considerable time for management to focus on Aldila’s strategy and operating performance.  In light of this change, the Company will review the composition of its Board of Directors in the near future given the different requirements for listing on the OTCQX.

Following deregistration, the Company will no longer bear the significant financial burden of complying with the Sarbanes-Oxley Act of 2002, which would otherwise be increasing in the current fiscal year.  Current regulations now require smaller reporting companies to obtain auditor attestation on the effectiveness of the company’s internal controls for fiscal years ending after June 15, 2010.  Notwithstanding the estimated impact on costs, the Company will continue to maintain a strong system of internal controls over financial reporting to ensure the continuing accuracy and reliability of results of operations reported to our stakeholders.  The Company also expects significant savings related to legal and auditor reviews of SEC disclosures, as well as accounting and other administrative fees related to the Company’s NASDAQ listing and SEC reporting requirements.

The Company chose the OTCQX marketplace because it will provide shareholders a liquid market and requires member companies to adhere to a rigorous set of financial disclosures.  Specifically, OTCQX-listed issuers are required to publicly disclose annual audited financial statements, unaudited quarterly financial statements and current information pertaining to material events.  The Company believes that these disclosures, which will be reviewed by B. Riley, will provide its shareholders with the ability to monitor the Company’s progress and make informed investment decisions.  The Company currently intends to continue to hold annual shareholders’ meetings.

“Aldila has been looking closely at all aspects of its operations over the past year, and has made many changes to create the most efficient business possible during these difficult economic times.  We have reduced our SG&A by 24% during the nine months ended September 30, 2009 as compared to 2008, we have announced the closure of our Mexico manufacturing facility and have completed that during the fourth quarter of 2009.  Although 2009 has been challenging, we are encouraged that our facilities in Vietnam and China are running at near capacity and that our ending backlog for 2009 is 23% higher compared to ending backlog of 2008,” commented Peter R. Mathewson, Chairman of the Board and CEO.  “We’re taking this important step with our shareholders’ interests in mind.  It is consistent with our past decisions of generating returns to our shareholders via dividends or stock buyback programs.  Although the Company terminated its quarterly dividends in 2008 due to the challenging economic times, the Company has paid dividends in the past totaling $9.10 per share from 2004 — 2008.  The burden of reporting under the Exchange Act and in recent years the added burden of Sarbanes-Oxley has become too expensive for many small companies such as Aldila.  After careful consideration, the Company believes that by moving its stock listing to OTCQX, it can re-invest significant resources to help drive growth and profitability.  This move is consistent with the Company’s history of attempting to maximize returns for its shareholders.  We believe that by utilizing the OTCQX platform, material savings can be achieved while still providing reliable information to our shareholders,” said Mr. Mathewson.

PROCEDURAL DETAILS

The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about January 29, 2010, to effect the voluntary delisting of its common stock from the NASDAQ Global Market, with the delisting of its common stock taking effect no earlier than 10 days thereafter, on February 08, 2010.  As a result, the Company expects that the last day of trading of its common stock on the NASDAQ Global Market will be on or about February 05, 2010.  The Company is currently taking the necessary steps so that the common stock may be listed on the OTCQX, and expects to be listed on or about February 08, 2010.

Following the effectiveness of the Form 25 filing, the Company’s common stock will not be eligible for trading on any national exchange or the OTC Bulletin Board, although the Company intends to comply with rules permitting its common stock to be quoted on OTCQX immediately upon delisting from NASDAQ.  These rules require at least one market maker to quote the Company’s common stock after complying with certain filing and disclosure rules or by complying with the unsolicited customer order rule.  Currently the Company has multiple market makers for its common stock that are active on Pink OTC Markets trading platform.  In addition, OTCQX requires companies to engage an approved dedicated advisor for disclosure, to advise them on proper disclosure under the OTCQX Alternate Reporting Standard, and to certify that listing and disclosure requirements have been met.  To this end, the Board of Directors has approved the Company and the Company has engaged B. Riley as its designated advisor for disclosure.  Given that the Company is in good standing with NASDAQ and current in all its filings, it does not anticipate any difficulties in meeting all requirements to list its common stock on OTCQX, although there can be no assurances that it will be able to do so.

Additionally, after the Form 25 becomes effective, the Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock and suspend its reporting obligations under the Exchange Act.  As a result of the filing of the Form 15, the Company’s obligation to file reports and forms with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will be suspended immediately and will terminate when the deregistration becomes effective 90 days after the Form 15 is filed.  The Company intends to immediately begin reporting under OTCQX requirements, including annual audited financial statements, unaudited quarterly financial statements and current information.  The Company is eligible to deregister its common stock under the Exchange Act because it has fewer than 300 stockholders of record.  As of December 31, 2009 the Company had 293 registered shareholders, 55 of whom held restricted shares under the Company’s 2009 Equity Incentive Plan.

The unanimous decision by the Company’s Board of Directors to voluntarily delist and deregister its common stock is a cost savings step that will significantly reduce annual expenses associated with the Company’s NASDAQ listing and compliance with SEC reporting requirements, which include legal, accounting and other administrative fees, and compliance with the Sarbanes-Oxley Act of 2002.  Given the limited public trading volume and liquidity of the Company’s common stock, the Company does not believe the benefits of having its common stock listed on a national exchange and registered under the Exchange Act outweigh the associated annual costs.  The Board of Directors believe that the Company’s stockholders will be better served if the Company spends more of its financial resources and management’s time on the Company’s business without the substantial cost and time associated with having to comply with NASDAQ rules and SEC reporting obligations.  The Board determined to delist, deregister and suspend public reporting obligations after extensive deliberations, and careful consideration of the advice of the Company’s legal counsel and other outside advisors, the advantages and disadvantages of no longer being a public reporting company.  The Board of Directors and management believe that the expense reductions inherent in delisting and deregistering the common stock will benefit the Company and its stockholders, and ultimately will serve to maximize the value of the Company.

The Board of Directors do not believe that delisting from NASDAQ and deregistering under the Exchange Act will materially impact the Company’s current operations, current relationships with employees, customers or suppliers, or its existing financing arrangements.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2008, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K, all of which can be obtained at www.sec.gov.

The forward-looking statements in this press release are particularly subject to the risks that:

•                  consumer discretionary spending will continue to be impacted by the world recession, which could have a material impact on our business;

•                  our product offerings, including the NV®, VS Proto™, DVS®, VooDoo® shaft lines and product offerings outside the golf industry, will not achieve or maintain success with consumers or customers;

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  demand for composite materials by our principal customers will decline;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  the Company will not be able to acquire adequate supplies of carbon fiber at reasonable market prices;

•                  acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished products.

For additional information about Aldila, Inc., please go to the Company’s website at www.aldila.com.

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